Exhibit 99.1

Corporate Communications 817-967-1577 mediarelations@aa.com Investor Relations 817-931-3423 investor.relations@aa.com

FOR RELEASE: Friday, October 9, 2015

AMERICAN AIRLINES GROUP REPORTS

RECORD SEPTEMBER TRAFFIC, CAPACITY AND LOAD FACTOR

FORT WORTH, Texas – American Airlines Group (NASDAQ: AAL) today reported September 2015 and year-to-date traffic results.

American Airlines Group’s total revenue passenger miles (RPMs) were 18.1 billion, up 7.2 percent versus September 2014. Total capacity was 21.9 billion available seat miles (ASMs), up 3.7 percent versus September 2014. Total passenger load factor was 82.7 percent, up 2.7 percentage points versus September 2014. The Company’s traffic, capacity and load factor were all records for the month of September.

The Company continues to expect its third quarter 2015 consolidated passenger revenue per available seat mile (PRASM) to be down approximately six to eight percent year-over-year. In addition, the Company expects its third quarter pretax margin excluding special items to be between 17 and 18 percent. For more financial forecasting detail, please refer to the Company’s investor relations update also filed this morning on SEC Form 8-K.

The following summarizes American Airlines Group traffic results for the month and year-to-date ended September 30, 2015 and 2014, consisting of mainline-operated flights, wholly owned regional subsidiaries and operating results from capacity purchase agreements.

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American Airlines Group Reports September 2015 Traffic

October 9, 2015

American Airlines Group Traffic Results

	September				Year to Date
	2015	2014	Change		2015	2014	Change
Revenue Passenger Miles (000)
Domestic	10,131,657	9,528,903	6.3%		97,013,596	95,325,506	1.8
Atlantic	3,021,459	2,813,218	7.4%		22,654,133	23,060,446	(1.8)
Latin America	2,136,065	2,029,309	5.3%		23,672,719	24,616,594	(3.8)
Pacific	879,836	706,069	24.6%		7,807,332	6,126,608	27.4

International	6,037,360	5,548,596	8.8%		54,134,184	53,803,648	0.6

Mainline	16,169,017	15,077,499	7.2%		151,147,780	149,129,154	1.4
Regional	1,897,245	1,781,285	6.5%		17,729,206	16,600,762	6.8

Total Revenue Passenger Miles	18,066,262	16,858,784	7.2%		168,876,986	165,729,916	1.9

Available Seat Miles (000)
Domestic	11,846,285	11,616,696	2.0%		112,875,313	111,075,237	1.6
Atlantic	3,829,465	3,533,982	8.4%		29,074,734	29,340,234	(0.9)
Latin America	2,695,645	2,630,814	2.5%		30,030,361	31,839,465	(5.7)
Pacific	1,088,607	965,933	12.7%		9,251,344	7,426,696	24.6

International	7,613,717	7,130,729	6.8%		68,356,439	68,606,395	(0.4)

Mainline	19,460,002	18,747,425	3.8%		181,231,752	179,681,632	0.9
Regional	2,395,706	2,319,530	3.3%		22,050,471	20,921,699	5.4

Total Available Seat Miles	21,855,708	21,066,955	3.7%		203,282,223	200,603,331	1.3

Load Factor (%)
Domestic	85.5	82.0	3.5	pts	85.9	85.8	0.1
Atlantic	78.9	79.6	(0.7)	pts	77.9	78.6	(0.7)
Latin America	79.2	77.1	2.1	pts	78.8	77.3	1.5
Pacific	80.8	73.1	7.7	pts	84.4	82.5	1.9
International	79.3	77.8	1.5	pts	79.2	78.4	0.8
Mainline	83.1	80.4	2.7	pts	83.4	83.0	0.4
Regional	79.2	76.8	2.4	pts	80.4	79.3	1.1
Total Load Factor	82.7	80.0	2.7	pts	83.1	82.6	0.5

Enplanements
Mainline	11,576,281	11,047,889	4.8%		110,682,930	110,269,676	0.4
Regional	4,446,505	4,192,973	6.0%		41,032,372	38,744,884	5.9

Total Enplanements	16,022,786	15,240,862	5.1%		151,715,302	149,014,560	1.8

System Cargo Ton Miles (000)	188,182	182,593	3.1%		1,716,255	1,721,283	(0.3)

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.
2)	Latin America numbers include the Caribbean.
3)	Regional includes wholly owned subsidiaries and operating results from capacity purchase carriers.

American Airlines Group Reports September 2015 Traffic

October 9, 2015

About American Airlines Group

American Airlines Group (NASDAQ: AAL) is the holding company for American Airlines and US Airways. Together with regional partners, operating as American Eagle and US Airways Express, the airlines operate an average of nearly 6,700 flights per day to nearly 350 destinations in more than 50 countries. American is a founding member of the oneworld alliance, whose members and members-elect serve nearly 1,000 destinations with 14,250 daily flights to 150 countries. This year American topped Fortune Magazine’s list of best business turnarounds and its stock was added to the S&P 500 index. Connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.

Cautionary Statement Regarding Forward-Looking Statements and Information

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, statements about the expected third quarter pre-tax margin, the expected change in PRASM, the Company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to the following: significant operating losses in the future; downturns in economic conditions that adversely affect the Company’s business; the impact of continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of low cost carriers, airline alliances and industry consolidation; the challenges and costs of integrating operations and realizing anticipated synergies and other benefits of the merger transaction with US Airways Group, Inc.; the Company’s substantial indebtedness and other obligations and the effect they could have on the Company’s business and liquidity; an inability to obtain sufficient financing or other capital to operate successfully and in accordance with the Company’s current business plan; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the effect the Company’s high level of fixed obligations may have on its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments and adverse economic and industry conditions; the Company’s significant pension and other post-employment benefit funding obligations; the impact of any failure to comply with the covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may materially reduce the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; any inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the

American Airlines Group Reports September 2015 Traffic

October 9, 2015

Company’s hub airports; costs of ongoing data security compliance requirements and the impact of any significant data security breach; any inability to obtain and maintain adequate facilities, infrastructure and slots to operate the Company’s flight schedule and expand or change its route network; the Company’s reliance on third-party regional operators or third-party service providers that have the ability to affect the Company’s revenue and the public’s perception about its services; any inability to effectively manage the costs, rights and functionality of third-party distribution channels on which the Company relies; extensive government regulation, which may result in increases in the Company’s costs, disruptions to the Company’s operations, limits on the Company’s operating flexibility, reductions in the demand for air travel, and competitive disadvantages; the impact of the heavy taxation on the airline industry; changes to the Company’s business model that may not successfully increase revenues and may cause operational difficulties or decreased demand; the loss of key personnel or inability to attract and retain additional qualified personnel; the impact of conflicts overseas, terrorist attacks and ongoing security concerns; the global scope of the Company’s business and any associated economic and political instability or adverse effects of events, circumstances or government actions beyond its control, including the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure of these technologies or systems; challenges in integrating the Company’s computer, communications and other technology systems; losses and adverse publicity stemming from any accident involving any of the Company’s aircraft or the aircraft of its regional or codeshare operators; delays in scheduled aircraft deliveries, or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions beyond the Company’s control, including global events that affect travel behavior such as an outbreak of a contagious disease, and volatility and fluctuations in the Company’s results of operations due to seasonality; the effect of a higher than normal number of pilot retirements and a potential shortage of pilots; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the effect of a lawsuit that was filed in connection with the merger transaction with US Airways Group, Inc. and remains pending; an inability to use net operating losses carried forward from prior taxable years (NOL Carryforwards); any impairment in the amount of goodwill the Company recorded as a result of the application of the acquisition method of accounting and an inability to realize the full value of the Company’s and American Airlines’ respective intangible or long-lived assets and any material impairment charges that would be recorded as a result; price volatility of the Company’s common stock; the effects of the Company’s capital deployment program and the limitation, suspension or discontinuation of the Company’s share repurchase program or dividend payments thereunder; delay or prevention of stockholders’ ability to change the composition of the Company’s board of directors and the effect this may have on takeover attempts that some of the Company’s stockholders might consider beneficial; the effect of provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws that limit ownership and voting of its equity interests, including its common stock; the effect of limitations in the Company’s Restated Certificate of Incorporation on acquisitions and dispositions of its common stock designed to protect its NOL Carryforwards and certain other tax attributes, which

American Airlines Group Reports September 2015 Traffic

October 9, 2015

may limit the liquidity of its common stock; and other economic, business, competitive, and/or regulatory factors affecting the Company’s business, including those set forth in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2015 (especially in Part II, Item 1A, Risk Factors and Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations sections) and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

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